AMENDMENT NO. 1
TO
PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

DATED: Dated for reference purpose only as of March 20, 2007.

PARTIES: This Amendment No. 1 to Purchase Agreement and Escrow Instructions (this “Amendment”) is between COST-U-LESS, INC., a Washington corporation, as “Seller”, and SERIES B, LLC, an Arizona limited liability company, as “Buyer”.

WHEREAS, Seller and Buyer are parties to that certain Purchase Agreement and Escrow Instructions, dated December 21, 2006 (the “PSA”), concerning certain improved property located at 4300 Sion Farm, Christiansted, St. Croix, USVI 00820, as legally described therein; and

WHEREAS, Seller and Buyer desire to amend the PSA as set forth herein.

NOW THEREFORE, Seller and Buyer hereby agree as follows:

1.	The following shall be added as a new section (Section 57) of the Lease Form attached to the PSA as Exhibit E:

57. Power House Encroachment. Reference is hereby made to the ALTA/ACSM Land Title Survey of Plot No.’s 4-Q, 4-M & Road Plot No. 4-O, Estate Sion Farm, Christiansted Jurisdiction, Queen Quarter, St. Croix, United States Virgin Islands, dated February 5, 2007 (the “Survey”), prepared by Survey Services Company, LLC, and to the masonry building (which is also referred to as “One Sty. Masonry Power House” on Pages 2 and 3 of the Survey)(the “Power House”) referenced in the “List of Encroachments” on Page 1 of the Survey (which reads, in part, as follows: “1) A masonry building located along the west line of Plot No. 4-Q is 9.2’ into A Portion of the Remainder of Plot No. 4-J.”).

Lessee hereby agrees that, within one (1) year after the Effective Date and at Lessee’s expense, Lessee shall either:

(a)	relocate the “Power House” so that no part of the Power House will be located on any part of “Easement ‘B’” or Plot No. 4-J identified on the Survey; or

(b)
obtain from (i) the owner of Plot No. 4-J an easement to permit the continued presence of the Power House at its current location for a term and upon conditions reasonably acceptable to Lessor; and (ii)

obtain a waiver of the encroachment from the holder of the easement rights to “Easement ‘B’” and “Easement ‘C’” referenced above.

2.
Seller and Buyer acknowledge and agree that (i) the PSA has not been amended or modified except by this Amendment and by the e-mail extensions of certain dates referenced in Sections 6 and 17 of the PSA, under which the COE (as such term is defined in the PSA) shall be on or before 5 p.m. MST on March 26, 2007, or such earlier date as Buyer and Seller may choose by mutual Agreement; (ii) the PSA is in full force and effect; and (iii) except as expressly amended hereby and by the above-referenced e-mail extensions, all of the terms and conditions of the PSA shall remain in full force and effect.

3.	This Amendment may be executed by facsimile and/or in any number of counterparts. Each party may rely upon any facsimile or counterpart copy as if it were one original document.

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the first above written.

SELLER: COST-U-LESS, INC., a Washington corporation

By: /s/Martin Moore
Name: Martin Moore
Title: VP-CFO

BUYER: SERIES B, LLC, an Arizona limited liability company

By: /s/ John M. Pons
John M. Pons
Its Authorized Officer